U.S. SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                        Date of Report: November 16, 2000



                                  EDUVERSE.COM
        (Exact name of small business issuer as specified in its charter)

                                     NEVADA
              (State or other Jurisdiction as Specified in Charter)



         0-27239                                        88-0277072
(Commission file number)                    (I.R.S. Employer Identification No.)



                          1135 Terminal Way, Suite 209
                             Reno, Nevada 89502-2168
                    (Address of Principal Executive Offices)


                                 (775) 332-3325
                           (Issuer's telephone number)

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Items 1 through 3, and 5, 6 and 8 not applicable.

Item 4. Changes in Registrant's Certifying Accountant

     On November 9, 2000, Ernst & Young LLP, the principal independent accountant of Eduverse.Com, a Nevada corporation (the "Company") resigned due to a mutual understanding between management of the Company and Ernst & Young LLP.

     During the Company's two most recent fiscal years and any subsequent interim period preceding the resignation of Ernst & Young LLP, there were no disagreements with Ernst & Young LLP which were not resolved on any matter concerning accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Ernst & Young LLP, would have caused Ernst & Young LLP to make reference to the subject matter of the disagreements in connection with its reports. Ernst & Young LLP, as the Company's principal independent accountant, did not provide an adverse opinion or disclaimer of opinion to the Company's financial statements, nor modify its opinion as to uncertainty, audit scope or accounting principles except, their report for the year ended December 31, 1999 contained an explanatory paragraph describing conditions that raise substantial doubt about the Company's ability to continue as a going concern as described in note 1 to the consolidated financial statements for the year ended December 31, 1999.

     On November 9, 2000, the board of directors of the Company approved and authorized the engagement of LaBonte & Co., Chartered Accountants, #1205 - 1095 West Pender Street, Vancouver, British Columbia V6E 2M6 as the principal independent accountant for the Company.

Item 7. Financial Statements and Exhibits.

     (a)  Financial Statements of Businesses Acquired.

          Not applicable.

     (b)  Pro Forma Financial Information

          Not applicable.

     (c)  Exhibits.

          16. Letter on Change in Certifying Accountant.


                                   SIGNATURES

     In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.



                                               EDUVERSE.COM


Date: November 16, 2000                        By: /s/ Marc Crimeni
-----------------------                        --------------------
                                               Marc Crimeni, President


Date: November 16, 2000                        By: /s/ Robert Harris
-----------------------                        ---------------------
                                               Robert Harris, Secretary